UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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CAVANAL HILL FUNDS

4400 Easton Commons, Suite 200

Columbus, Ohio 43219

(Name of Registrant As Specified In Charter)

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IMPORTANT SHAREHOLDER INFORMATION

CAVANAL HILL FUNDS

This document contains a proxy statement and proxy card. A proxy card is, in essence, a ballot. When you vote your proxy, you tell us how to vote on your behalf on important issues relating to your Fund. If you complete and sign the proxy, we will vote it exactly as you tell us. If you simply sign the proxy without specifying a vote, your Shares will be voted in accordance with the recommendations of the Board of Trustees.

We urge you to take the time to read the proxy statement and to provide your instructions by using any of the methods shown on your proxy card. Voting your proxy, and doing so promptly, will help enable the Fund to avoid additional expenses that could be incurred if the Fund is required to make follow-up solicitations because Shareholders do not return their proxies in sufficient numbers.

Please take a few moments to exercise your right to vote. Thank you.

CAVANAL HILL FUNDS

Cavanal Hill Strategic Enhanced Yield Fund

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 17, 2022

Notice is hereby given that a Special Meeting of Shareholders (the “Special Meeting”) of the Cavanal Hill Strategic Enhanced Yield Fund, a series of the Cavanal Hill Funds (the “Fund”), will be held at 10:00 a.m. Eastern Time on October 17, 2022 at the principal offices of the Cavanal Hill Funds, 4400 Easton Commons, Suite 200, Columbus, Ohio 43219, for the following purpose:

•	To approve the Sub-Advisory Agreement engaging LM Capital Group, LLC (“LM Capital”) as sub-adviser to the Strategic Enhanced Yield Fund; and

•	To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

The proposal referred to above is discussed in the Proxy Statement attached to this Notice. Each shareholder is invited to attend the Special Meeting in person.

Only shareholders of record (the “Shareholders”) at the close of business on August 31, 2022 (the “Record Date”) are entitled to notice of, and to vote at, this Special Meeting or any adjournment thereof.

By Order of the Trustees

Cheryl Briggs
Secretary

September 26, 2022

Prompt execution and return of the enclosed proxy card is requested. A self-addressed, postage-paid envelope is enclosed for your convenience. You may also vote your proxy by telephone or internet.

To Cavanal Hill Strategic Enhanced Yield Fund Shareholders:

A Special Meeting of Shareholders (the “Special Meeting”) of the Cavanal Hill Strategic Enhanced Yield Fund, a series of the Cavanal Hill Funds, has been scheduled for October 17, 2022. The purpose of this Special Meeting is to submit to the Shareholders for a vote the Sub-Advisory Agreement with LM Capital Group, LLC (“LM Capital”).

The attached proxy statement is designed to give you information relating to the proposal on which you will be asked to consider and vote.

While you are welcome to join us at the Special Meeting, most Shareholders vote by filling out and signing the enclosed proxy card. In order to conduct the Special Meeting, a majority of shares of the Strategic Enhanced Yield Fund (“Shares”) must be represented either in person or by proxy. Whether or not you plan to attend the Special Meeting, we need your vote. Please mark, sign and date the enclosed proxy card and return it promptly in the enclosed, postage-paid envelope so that the maximum number of Shares may be voted. You may also vote your proxy by telephone or internet.

Shareholders who elect to attend the Special Meeting need not complete and deliver a proxy, but may vote in person. If you have delivered a proxy, and then vote at the Special Meeting, your vote at the meeting will cancel your proxy.

We encourage you to read the enclosed proxy statement thoroughly. In addition, we have included on the next page a list of some commonly asked questions and answers. If you have any additional questions, please call your account administrator, investment representative or the Cavanal Hill Funds directly at 1-800-762-7085.

Your vote is very important to us. As always, we thank you for your confidence and support.

Sincerely,

Bill King
President
Cavanal Hill Funds

PLEASE SIGN AND RETURN THE ENCLOSED PROXY BALLOT CARD
(OR VOTE BY TELEPHONE OR THE INTERNET)

YOUR VOTE IS VERY IMPORTANT

CAVANAL HILL FUNDS

Q.	WHY IS THE BOARD OF TRUSTEES PROPOSING ENGAGEMENT OF LM CAPITAL GROUP, LLC (“LM Capital”)?

A.	The Cavanal Hill Strategic Enhanced Yield Fund would like to engage LM Capital as sub-adviser in order to bring additional expertise in investment options that other funds in the Morningstar category that the Strategic Enhanced Yield Fund is in (Morningstar Multi-Sector Bond Category), resulting in investment flexibility and expertise sought. The Board of Trustees believes it is in the best interest of the Fund and its Shareholders to approve the Sub-Advisory Agreement engaging LM Capital.

Q.	WHAT IS THE ANTICIPATED IMPACT ON THE FEES AND EXPENSES OF THE FUND?

A.	The Fund does not anticipate any change to the fees and expenses of the Fund as a result of entering into the Sub-Advisory Agreement with LM Capital. Cavanal Hill Investment Management, the current Adviser, will share 20 bps of the current 50 bps Investment Management Fee with LM Capital.

Q.	WILL THE PROPOSED CHANGE RESULT IN ANY CHANGES TO THE FUND’S OBJECTIVES, STRATEGY, RISKS OR POLICIES?

A.	The proposed change will not result in any change to the objective of the Fund. The Principal Investment Strategies and associated Risks will change, as detailed in the Proxy Statement.

Q.	WHAT IF I DO NOT RETURN MY PROXY VOTING BALLOT?

A.	In order to conduct the Shareholder Meeting, a quorum must be present, in person or by proxy. A quorum with respect to a matter before the Special Meeting is defined as representation of over 50% of the Shares outstanding as of August 31, 2022 entitled to vote on the matter. In the event that not enough Shareholders return their proxies to achieve a quorum, we will be forced to incur additional expense associated with additional solicitations. In order to avoid additional costs to your Fund, please return the completed proxy ballot as soon as possible.

Q.	HOW DO THE TRUSTEES SUGGEST THAT I VOTE?

A.	After careful consideration, the Board of Trustees of the Cavanal Hill Funds unanimously recommends that you vote “FOR” the proposal on the enclosed proxy ballot. The Board also urges you to vote and return all the proxy ballot cards you receive.

Q.	WHO WILL PAY THE EXPENSES ASSOCIATED WITH THIS PROPOSAL?

A.	The Fund will be responsible for the cost associated with this proposal. The cost of the Broadridge services are estimated to cost approximately $5,862.42. Legal expenses associated with the preparation and filing of the proxy statement are estimated to cost approximately $4,400.

Q.	WILL THERE BE ANY CHANGES TO SERVICES PROVIDERS?

A.	The proposal will result in the addition of LM Capital as a Sub-Advisor to the Fund. Cavanal Hill Investment Management will remain as the Investment Adviser. There will be no change to the fees charged.

Q.	WHOM SHOULD I CALL WITH QUESTIONS ABOUT THIS PROXY?

A.	If you have any questions regarding this proxy, please contact your investment representative, or call the Cavanal Hill Funds directly at 1-800-762-7085.

THE INFORMATION PROVIDED IN THIS “Q&A” IS SUPPORTED BY DISCLOSURES CONTAINED IN THE ACCOMPANYING PROXY STATEMENT.

CAVANAL HILL FUNDS

Cavanal Hill Strategic Enhanced Yield Fund

------------------------

4400 Easton Commons, Suite 200,

Columbus, Ohio 43219

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Special Meeting of Shareholders

To Be Held on October 17, 2022

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PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Trustees (the “Trustees”) of the Cavanal Hill Funds (the “Trust”) with respect to Cavanal Hill Strategic Enhanced Yield Fund, (the “Fund”). The notice of meeting, this proxy statement and the enclosed proxy card will be sent to Shareholders on or About September 26, 2022.

Purpose of Meeting

The Special Meeting is being called to approve the Sub-Advisory Agreement in Exhibit A, engaging LM Capital Group, LLC (“LM Capital”) as Sub-Adviser to the Fund and to transact such other business as may properly come before the Special Meeting or any adjournment thereof.

Revocability of Proxy

The proxy is revocable at any time before it is voted by sending written notice of the revocation or a subsequently executed proxy to the Trust at the above address or by appearing personally and voting on October 17, 2022 at the Special Meeting of Shareholders of the Funds at 10:00 a.m. Eastern Time at 4400 Easton Commons, Suite 200, Columbus, Ohio 43219 (such meeting and any adjournment thereof is referred to herein as the “Special Meeting”).

Solicitation of Proxy

The Trust has retained Broadridge Financial Solutions, Inc. to aid in the solicitation of proxies. The services to be provided by Broadridge include printing and mailing the Notice of Special Meeting, the proxy card and this proxy statement as well as reminder mailing materials. Broadridge will also provide project management, telephone and Internet processing, tabulation and vote reporting services. The cost of the Broadridge services are estimated to cost approximately $5,862.42. Legal expenses associated with the preparation and filing of the proxy statement are estimated to cost approximately $4,400. These costs have been or will be borne by the Fund. Proxy solicitations will be made primarily by mail, but may also be made by telephone, internet, or personal interview conducted by certain officers of the Trust and/or employees of Cavanal Hill Investment Management, Inc. ("CHIM"), the Fund’s administrator and investment adviser, as well as by representatives of Broadridge.

Voting and Holder Information

In the event that a Shareholder signs and returns the proxy card, but does not indicate a choice with respect to any proposal(s), the proxy holders will vote those Shares in favor of such proposal(s). Each share is entitled to one vote, and each fractional share is entitled to a proportionate fractional vote.

Record Date and Shareholders of Record

The Board of Trustees has fixed the close of business on August 31, 2022 as the record date (the “Record Date”) for determination of Shareholders of the Fund entitled to notice of, and to vote at the Special Meeting and any adjournment(s) thereof. Only shareholders of record (“Shareholders”) at the close of business on the Record Date shall be entitled to vote at the Special Meeting and any adjornment(s) thereof. The number of Shares of the Fund outstanding and the number of votes to which each class is entitled as of the Record Date is listed in the table below:

Strategic Enhanced Yield Fund A: 17,430 Investor: 57,378 Institutional: 1,033,205

The table below indicates each person known by Cavanal Hill Funds to be the record holder of 5% or more of the Shares of the Strategic Enhanced Yield Fund as of the Record Date.

Cavanal Hill Strategic Enhanced Yield Fund

Name and Address of Shareholder	Number of Shares	Share %
INSTITUTIONAL SHARES
LPL FINANCIAL CORPORATION 75 STATE STREET, 24TH FLOOR BOSTON, MA 02109	315,678.963	28.44%
PERSHING LLC 1 PERSHING PLAZA JERSEY CITY, NJ 07399	80,498.548	7.25%
MSCS FINANCIAL SERVICES, LLC 717 17th STREET SUITE 1300 DENVER, CO 80202	539,090.67	48.57%
TD AMERITRADE CLEARING, INC. 1005 NORTH AMERITRADE PLACE BELLEVUE, NE 68005	63,409.376	5.71%

The Trust is not aware of any shareholders who hold beneficially 5% or more of shares of the Fund as of the Record Date. The Adviser or an affiliate of the Adviser may be deemed to have, or share, investment and/or voting power with respect to more than 5% of the shares of the Trust’s Portfolios, with respect to which shares the Adviser disclaims beneficial ownership.

To the best of the Trust’s knowledge, as of the Record Date, the Officers and Trustees of the Trust, as a group, owned less than 1% of the Shares of the Fund.

The Trust’s Agreement and Declaration of Trust and Bylaws do not provide for annual shareholder meetings, and no such meetings are planned for 2022 or 2023. The Trust has not received any shareholder proposals to be considered for presentation at the Meeting. Proposals that shareholders would like to have considered for inclusion in a proxy statement for any future meeting must be received by the Trust within a reasonable period of time prior to printing and mailing proxy material for such future meeting.

The Trust’s executive offices are located at 4400 Easton Commons, Suite 200, Columbus Ohio 43219.

A COPY OF CAVANAL HILL FUNDS’ ANNUAL REPORT DATED AUGUST 31, 2021 IS AVAILABLE UPON REQUEST AND MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE TRUST AT 4400 Easton Commons, Suite 200, Columbus Ohio 43219 OR BY CALLING 1-800-762-7085.

PROPOSAL 1

SUB-ADVISORY AGREEMENT

The Board of Trustees is recommending that Shareholders approve the Sub-Advisory Agreement with LM Capital Group, LLC, substantially in the form attached hereto as Exhibit A.

Engagement of LM Capital is intended to bring additional expertise in investment options that other funds in the Morningstar category that the Strategic Enhanced Yield Fund is in, resulting in investment flexibility and expertise sought.

Objective and Policies

The engagement of LM Capital will not result in any change to the Fund’s Objective, which will continue to be: “To primarily seek current income and, secondarily, the opportunity for capital appreciation to produce total return.” The Fund does not anticipate any changes to the Fund’s Policies.

Strategies

The Principal Investment Strategy will be described in the Fund’s prospectus. Where it is staying consistent and where there are anticipated changes is summarized below.

The Fund will continue to invest at least 80% of its net assets in fixed income securities. Any change would require 60 days’ notice to Shareholders. The Fund will continue to be a diversified portfolio of securities, with varying maturities in various sectors.

The following table compares the current primary investments to what is anticipated with LM Capital acting as Sub-Adviser:

Current Named Security Types	Pro Forma Named Security Types
U.S. Government, Foreign Government, U.S. Corporate, foreign corporate, Collateralized Mortgage Obligations, Mortgage-Backed Securities, Asset-Backed Securities, Fixed Income ETFs, Money Market Funds

U.S. Government, Bonds, Mortgage-Backed Securities (including TBA), Asset-Backed Securities, Municipal Securities, Restricted Securities, Foreign Securities (including emerging markets and foreign denominated), Preferred Stock, Futures and Related Options (for hedging purposes)

The Fund will continue to invest in securities that are rated below investment grade (a/k/a “high yield” or “junk bonds”). The amount previously described as “a significant portion” will be quantified as a combined 60% of net assets may be invested in high yield, emerging market debt (including both sovereign and corporate issues), and securities denominated in foreign currencies.

The proposed average duration of the Fund will be a range between 20% shorter, and 20% longer, than that of the Barclays US Aggregate Index.  The Fund did not previously specify average duration in the prospectus but the duration is currently within the proposed range.

Purchase and sale decisions will continue to be based on an active management style, opportunistically trading securities based on market judgment to enhance returns and minimize risk. Judgment will be based on fundamental, macro-economic analysis that considers underlying global economic fundamentals which drive the performance of each sector and region.

Risks

The Principal Risks will be described in the Fund’s prospectus. Following is a summary of the Risks that are (i) anticipated to remain, (ii) anticipated to be added, and (iii) to no longer apply as a Principal Risk.

•	Risks that remain the same are:
•	Credit Risk, Market Risk, Liquidity Risk, Interest Rate Risk, Foreign Investment Risk, Valuation Risk, Prepayment/Call Risk, High Yield Securities Risk, Mortgage-Backed Securities Risk, Asset-Back Securities Risk, Management Risk, and Regulatory Risk

•	Risks to be added are:

• Non-U.S. Denominated Currency Risk – Sovereign debt instruments are subject to the risk that a governmental entity may delay or refuse to pay interest or repay principal on its sovereign debt, due, for example, to cash flow problems, insufficient foreign currency reserves, political considerations, the relative size of the governmental entity’s debt position in relation to the economy or the failure to put in place economic reforms required by the International Monetary Fund or other multilateral agencies.

• Emerging Market Risk — Risks associated with investing in emerging market securities include potentially restrictive political and economic structures and abrupt changes to those structures, changes in price visibility and liquidity in markets and securities, fluctuations in currency exchange rates, volatility in interest rates, and sudden changes in tax policy. Emerging market countries include countries whose economies or bond markets are, by various measurements, less developed than advanced economies. The Fund’s advisor may consider emerging market countries to be those that are not included in the International Monetary Fund’s list of Advanced Economies, those that are included in the Bloomberg EM USD Aggregate Sovereign Index, and other countries or markets with similar emerging characteristics. The adviser may also consider income level, political and economic stability, development of capital markets and complexity of international trade.

• Derivative Risk — The risk of investing in derivative instruments, including liquidity, interest rate, market, credit and management risks, mispricing or improper valuation. Changes in the value of a derivative may not correlate perfectly with the underlying asset, rate or index, and the Fund could lose more than the principal amount invested.

• Leverage Risk — The risk associated with securities or practices that multiply small index or market movements into large changes in value. Leverage is often associated with investments in derivatives, but also may be embedded directly in the characteristics of other securities. Leverage risk is hedged when a derivative (a security whose value is based on another security or index) is used as a hedge against an opposite position that a Fund also holds, any loss generated by the derivative should be substantially offset by gains on the hedged investment, and vice versa. Hedges are sometimes subject to imperfect matching between the derivative and underlying security, and there can be no assurance that a Fund’s hedging transactions will be effective.

• Hedging Risk — The risk that the stocks in the portfolio may decrease in value more than the increase in value of the put options. Puts that are purchased on ETFs or indexes do not hedge the company-specific risk of stocks owned in the portfolio. Hedging may not be effective based on timing, the underlying instrument hedged, or duration of the hedge.

•	Risks to be removed are:
•	Exchange Traded Fund (ETF) Risk and Collateralized Mortgage Obligations Risk

Fees and Expenses

The Fund does not anticipate that the proposed engagement of LM Capital pursuant to the Sub-Advisory Agreement will result in any change in the Fees and Expenses of the Fund. The contractual Fees and Expenses presented in the current prospectus will stay the same, including the contractual agreement for the Investment Adviser to waive fees payable to it or reimburse certain expenses so that expenses (other than extraordinary expenses and any Acquired Fund Fees and Expenses) for each Class do not exceed 0.76%, plus class-specific fees will remain in place, at least until the end of 2023.

As compensation to LM Capital, CHIM will pay 20 bps of the 50 bps Management Fee that CHIM receives on a monthly basis.

Current Fees and Expenses

Shareholder Fees (fees paid directly from your investment)	A Shares	Investor Shares	Institutional Shares
Maximum Sales Charge (Load) imposed on Purchases (as a percentage of offering price)	2.00%	None	None
Maximum Deferred Sales Charge (Load) (as a percentage of the lesser of original purchase price or redemption proceeds)	1.00%*	None	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment).	A Shares	Investor Shares	Institutional Shares
Management Fees	0.50%	0.50%	0.50%
Distribution and/or Service (12b-1) Fees	0.25%	0.25%	—
Shareholder Servicing Fees	0.10%	0.25%	0.25%

Pro Forma Fees and Expenses

Shareholder Fees (fees paid directly from your investment)	A Shares	Investor Shares	Institutional Shares
Maximum Sales Charge (Load) imposed on Purchases (as a percentage of offering price)	2.00%	None	None
Maximum Deferred Sales Charge (Load) (as a percentage of the lesser of original purchase price or redemption proceeds)	1.00%*	None	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment).	A Shares	Investor Shares	Institutional Shares
Management Fees	0.50%	0.50%	0.50%
Distribution and/or Service (12b-1) Fees	0.25%	0.25%	—
Shareholder Servicing Fees	0.10%	0.25%	0.25%

Board Consideration of Proposal

The Board of Trustees considered the following material factors in determining to recommend that shareholders vote in favor of the Sub-Advisory Agreement with LM Capital:

•	LM Capital’s expertise in investment options that other funds in the Morningstar category that the Strategic Enhanced Yield Fund is in invest in; e.g., high yield, international, EMD, special opportunities.
•	Background and experience of LM Capital Portfolio Managers.
•	Potential that sales of the Fund may slow as a result of hiring LM Capital as a sub-adviser.
•	Potential that existing investors may exit the Fund, partially or in full, as a result of hiring LM Capital as a sub-adviser and associated changes.
•	LM Capital Attributes including:
o	Extensive experience in Non-Investment Grade Corporate Debt, Developed International Debt, Emerging Market Debt along with Domestic Investment Grade Debt.
o	Well established Minority Owned Firm with material assets under management.
o	No past regulatory actions.
o	Repeatable investment processes that offer competitive risk adjusted returns.
o	Access to additional markets.
o	Committed to growing the assets by improving performance and marketing product to existing and future clients.
•	Transaction execution, with trade settling with current Custodian.
•	Difficulty marketing an established fund with strategy changes.
•	Ability to comply with the Fund’s investment objective, policies and restrictions.
•	Ability to work with CHIM management.
•	The costs associated with hiring LM Capital as a sub-adviser, including the cost associated with a proxy solicitation.
•	Terms of the proposed Sub-Advisory Agreement
o	Termination upon 60 days written notice.
o	No assignment.
o	The compensation payable under such Sub-Advisory Agreement is determined to be for investment advisory services of LM Capital (and assumption of related expenses) which are not primarily intended to result in the sale of the shares of the Strategic Enhanced Yield Fund.
o	Compensation is determined to be fair and reasonable in light of such services and expenses and such other matters as the Board has considered to be relevant in the exercise of its reasonable business judgment.

Upon consideration of the foregoing factors, the Board of Trustees believes it is in the best interest of the Fund and its Shareholders to approve the Sub-Advisory Agreement in Exhibit A, and in so doing, providing the Fund with the investment flexibility and expertise sought.

All Shares represented by valid proxy cards will be voted in favor of the revision of the investment restriction, unless a Shareholder specifically indicates on a proxy the desire to not approve the change.

THE BOARD OF TRUSTEES, INCLUDING EACH OF THE INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMENDED THAT SHAREHOLDERS

APPROVE THE PROPOSAL.

______________________________________________________________

PROPOSAL 2

OTHER MATTERS AND DISCRETION

OF PERSONS NAMED IN THE PROXY

While the Special Meeting is called to act upon any other business that may properly come before it, at the date of this proxy statement the only business that the management intends to present or knows that others will present is the business stated in the Notice of Meeting. If any other matters lawfully come before the Special Meeting, and in all procedural matters at the Special Meeting, it is the intention that the enclosed proxy shall be voted in accordance in the discretion of the persons named as proxies therein, or their substitutes, present and acting at the Special Meeting, if the proxy card is received and is properly executed.

ADDITIONAL INFORMATION

The Trust’s Bylaws provide that a majority of the aggregate number of Shares entitled to vote shall be necessary to constitute a quorum for the transaction of business and that any lesser number shall be sufficient for adjournments. If at the time any session of the Special Meeting is called to order, a quorum is not present, in person or by proxy, the persons named as proxies may vote those proxies that have been received to adjourn the Special Meeting to a later date. In the event that a quorum is present but sufficient votes in favor of the proposal have not been received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies with respect to any such proposal. Any adjourned meeting may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice unless a new record date of the adjourned meeting is fixed. All such adjournments will require the affirmative vote of a majority of the Shares present in person or by proxy at the session of the Special Meeting to be adjourned. The persons named as proxies will vote those proxies that they are entitled to vote in favor of the proposal, in favor of such an adjournment, and will vote those proxies required to be voted against the proposal, against any such adjournment. A vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if sufficient votes for its or their approval have been received.

Any proxy granted pursuant to this proxy statement shall be revoked by a later dated proxy or should the Shareholder granting such proxy attend the Special Meeting and vote in person.

Approval of Proposal 1 requires the affirmative vote of "majority of the outstanding voting securities" of the Fund. The 1940 Act defines "majority of the outstanding voting securities" to mean the vote (i) of 67% or more of the voting securities (i.e., Shares) present at the Special Meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy; or (ii) of more than 50% of the outstanding voting securities of the Fund, whichever is less. This means that Proposal 1 may be approved by less than a majority of the outstanding Shares of the Fund, provided a quorum is present at the Special Meeting.

For purposes of determining the presence of a quorum and counting votes on the matters presented, Shares represented by abstentions and “broker non-votes” (i.e., Shares held by brokers or nominees, typically in "street name," as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) will be counted as present, but not as votes cast, at the Special Meeting. Shares represented by abstentions and “broker non-votes” shall not counted as present nor as votes cast for or against adjournments. Under the Investment Company Act of 1940, as amended (the “1940 Act”), the affirmative vote necessary to approve a matter under consideration may be determined with reference to a percentage of votes present at the Special Meeting, which would have the effect of treating abstentions and non-votes as if they were votes against the proposal. This means that Shareholders who choose not to participate in the proxy vote could prevail over Shareholders who cast votes or provide voting instructions to their brokers or nominees.

In addition, under the rules of the New York Stock Exchange (NYSE), if a broker has not received instructions from beneficial owners or persons entitled to vote and the proposal to be voted upon may "affect substantially" a shareholder's rights or privileges, the broker may not vote the shares as to that proposal even if it has discretionary voting power. As a result, such shares also will be treated as broker non-votes for purposes of proposals that may "affect substantially" a shareholder's rights or privileges (but will not be treated as broker non-votes for other proposals, including adjournment of special meetings). The proposals to be voted upon at the Special Meeting are not considered to be non-routine matters that affect substantially a Shareholder's rights or privileges. Consequently, brokers holding Shares of the Fund on behalf of clients may vote on the proposals absent instructions from the beneficial owners of the Shares.

Service Providers

Investment Adviser

Cavanal Hill Investment Management (“CHIM”) is the investment adviser for the Fund. CHIM is an investment adviser registered with the SEC. The investment adviser is a separate, wholly-owned subsidiary of BOKF, NA ("BOKF"). It began serving as investment adviser to the Funds on May 12, 2001. CHIM, subject to the supervision of the Board of Trustees of the Funds, is responsible for providing research, investment decision making, strategizing and risk management, and day-to-day portfolio management. CHIM is located at One Williams Center, 15th Floor, Tulsa, OK 74172-0172. As of June 30, 2022, CHIM had approximately $9.2 billion in assets under management.

BOKF is a subsidiary of BOK Financial Corporation, Inc. (“BOK CORP”). Subsidiaries of BOK CORP provide a full array of wealth management, trust, custody and administration, and commercial and retail banking services, as well as non-banking financial services. Non-banking subsidiaries provide various financial services, including mortgage banking, broker-dealer and investment advisory services, private equity and alternative investing, and credit life, accident, and health insurance on certain loans originated by its subsidiaries. As of June 30, 2022, BOK CORP and its subsidiaries had approximately $97.9 billion in assets under management.

Investment Sub-Adviser

LM Capital is proposed to be engaged pursuant to the Sub-Advisory Agreement in Exhibit A. LM Capital is a well-established investment advisory firm located in San Diego with $4.7 billion in assets under management as of June 30, 2022. LM Capital has extensive experience in Non-Investment Grade Corporate Debt, Developed International Debt, Emerging Market Debt along with Domestic Investment Grade Debt.

Administrator

CHIM also serves as administrator to the Fund. The Administrator assists in supervising all operations of the Fund (other than those performed under the Investment Advisory, Custodian, Fund Accounting, and Transfer Agency Agreements for that Fund).

Sub-Administrator

Citi Fund Services of Ohio, Inc. (“Citi”) is the Sub-Administrator to the Funds pursuant to an agreement between CHIM and Citi. Pursuant to this agreement, Citi assumed many of the Administrator’s duties, for which Citi receives a fee, paid by the Administrator. Citi's principal business offices are located at 4400 Easton Commons, Suite 200, Columbus, Ohio 43219.

Distributor

Cavanal Hill Distributors, Inc., with its principal business offices at One Williams Center, Plaza SE, Bank of Oklahoma Tower, Tulsa, Oklahoma, 74172, serves as distributor to the Fund. The Distributor is a broker-dealer registered with the SEC and is a member of the Financial Industry Regulatory Authority, Inc.

Independent Public Accountants

KPMG LLP (“KPMG”) has been selected as Independent Registered Public Accounting Firm. KPMG’s address is 191 West Nationwide Boulevard, Suite 500, Columbus, Ohio 43215.

Audit Committee Pre-Approval Policies and Procedures. The Trust's Audit Committee charter requires that the Audit Committee shall pre-approve all auditing services for the Trust and permitted non-audit services (including the fees for such services and terms thereof) to be performed by the independent registered public accountants for the Fund or the Fund’s investment adviser and any affiliate of the Fund’s investment adviser that provides ongoing services to the Fund where the nature of the non-audit services has a direct impact on the operations or financial reporting of the Fund.

The Trust’s Audit Committee has considered whether the provision of non-audit services that were rendered to the Trust’s investment adviser and any entity controlling, controlled by, or under common control with the investment adviser that provides ongoing services to the Fund that were not required to be pre-approved was compatible with maintaining the Independent Registered Public Accounting Firm’s independence.

IMPORTANT NOTICE REGARDING AVAILABILITY OF

INFORMATIONAL MATERIALS

Only one Proxy Statement is being delivered to multiple Shareholders sharing an address unless the Fund has received contrary instructions.

The most recent Annual Report of the Trust, including financial statements, for the fiscal year ended August 31, 2021 was mailed to Shareholders. If you would like to receive additional copies of this Proxy Statement or the Annual Report free of charge, please contact the Trust by writing to or calling Cavanal Hill Funds, 4400 Easton Commons, Suite 200, Columbus, Ohio 43219, 1-800-762-7085.

This Proxy Statement and the Annual Report is available on the Cavanal Hill Funds’ website by visiting http://www.cavanalhillfunds.com

This Proxy Statement should be kept for future reference.

If you do not expect to attend the Special Meeting, please sign your proxy card promptly and return it in the enclosed envelope (or vote by telephone or the Internet) to avoid unnecessary expense and delay. No postage is necessary.

September 26, 2022

YOUR VOTE IS IMPORTANT. YOU CAN HELP THE FUND AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY VOTING BY TELEPHONE OR THE INTERNET OR MARKING, SIGNING, DATING, AND RETURNING THE ENCLOSED PROXY. (THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.)

IF YOU ARE UNABLE TO ATTEND THE SPECIAL MEETING, PLEASE VOTE BY ONE OF THE ABOVE METHODS SO THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE SPECIAL MEETING.

PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735 SCAN TO VIEW MATERIALS & VOTE THREE EASY WAYS TO VOTE YOUR PROXY. To vote by Internet 1) Read the Proxy Statement and have the proxy card below at hand. 2) Go to website www.proxyvote.com or scan the QR Barcode above 3) Follow the instructions provided on the website. To vote by Telephone 1) Read the Proxy Statement and have the proxy card below at hand. 2) Call 1-800-690-6903 3) Follow the instructions. To vote by Mail 1) Read the Proxy Statement. 2) Check the appropriate box on the proxy card below. 3) Sign and date the proxy card. 4) Return the proxy card in the envelope provided. IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL YOUR CARD. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D91303-Z83580 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING PROPOSAL: For Against Abstain 1. To approve the Sub-Advisory Agreement engaging LM Capital Group, LLC ("LM Capital") as sub-adviser to the Strategic Enhanced Yield Fund. 2. Other Matters and Discretion of Person Named in the Proxy. PLEASE DATE, SIGN AND RETURN THIS CARD USING THE ENCLOSED, POSTAGE-PAID ENVELOPE. This proxy must be signed by the beneficial owner of Fund shares. If signing as attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please add title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature [Joint Owners] Date

EVERY SHAREHOLDER’S VOTE IS IMPORTANT Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. D91304-Z83580 CAVANAL HILL FUNDS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES SPECIAL MEETING OF SHAREHOLDERS October 17, 2022 CAVANAL HILL STRATEGIC ENHANCED YIELD FUND The undersigned hereby appoints Bill King or Cheryl Briggs or either of them (with full power to act in the absence of the other, each with full power of substitution) as his/her attorney and proxy to vote and act with respect to all shares of the above referenced fund (the "Fund"), held by the undersigned at the Special Meeting of Shareholders of the Fund to be held at10:00 a.m., eastern time, on October 17, 2022, at the offices of Citi Fund Services Ohio, Inc., 4400 Easton Commons, Suite 200, Columbus, OH 43219, and at any adjournment thereof (the "Meeting"), and instructs each of them to vote as indicated on the matters referred to in the proxy statement for the Meeting, receipt of which is hereby acknowledged, with discretionary power to vote upon such other business as may properly come before the Meeting. If you simply sign the proxy ballot, or don't vote on the specific proposal, your vote will be automatically voted as the Trustees recommend. Receipt of the notice of the Meeting and proxy statement is hereby acknowledged. PLEASE VOTE, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

EXHIBIT A

FORM OF INVESTMENT SUB-ADVISORY AGREEMENT

THIS INVESTMENT SUB-ADVISORY AGREEMENT (the “Agreement”) is between Cavanal Hill Investment Management, Inc., an Oklahoma corporation (the “Adviser”), and LM Capital Group, LLC, a Delaware limited liability company (the “Sub-Adviser”) for the Strategic Enhanced Yield Fund series (“Strategic Enhanced Yield Fund”) of the Cavanal Hill Funds (the “Trust”), a Massachusetts business trust registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and shall be effective as of the 28th day of December, 2022.

WHEREAS, the Adviser serves as the Investment Adviser for the Trust, including the Strategic Enhanced Yield Fund, pursuant to the terms of an Investment Advisory Agreement dated May 12, 2001, as amended (the “Advisory Agreement”);

WHEREAS, Section 4 of the Advisory Agreement permits the Adviser, subject to the approvals required under the 1940 Act, to employ an investment sub-adviser to assist the Adviser in the performance of its duties;

WHEREAS, the approval by Trustees, including a majority of independent trustees, and shareholders of the Strategic Enhanced Yield Fund has been obtained;

WHEREAS, the Sub-Adviser is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

WHEREAS, the Strategic Enhanced Yield Fund’s principal investment strategy will be revised, to be effective on or about December 28, 2022, to read as follows:

The Fund seeks to achieve its investment objective by investing in a diversified portfolio of fixed income instruments of varying maturities. The Fund will engage in opportunistic trading among various sectors based on the perceived market anomalies and inefficiencies, in an effort to actively enhance total return and minimize risk. Total return is defined as a percentage change, over a specified time period, in a mutual fund’s net asset value, with the ending net asset value adjusted to account for the reinvestment of all distributions of dividends and capital gains.

Under normal circumstances, the Fund invests at least 80% of its net assets in fixed income instruments. This investment policy will not be changed by the Fund without at least 60 days’ prior notice to shareholders. “Fixed income instruments” include, but are not limited to, securities issued or guaranteed by the U.S. Government and its agencies and instrumentalities, corporate bonds and other corporate debt securities, mortgage-backed securities (including “to be announced” transactions in which the mortgage pools to be delivered are not specified until a few days prior to the settlement date), asset-backed securities, municipal securities, and privately-issued securities that may be resold only in accordance with Rule 144A or Regulation S under the Securities Act of 1933 (the “1933 Act”).

The Fund may also invest in securities listed, traded or dealt in foreign countries, including emerging markets countries. Such securities may be denominated in foreign currencies. The Fund may also invest in preferred stock. The Fund may invest in Treasury and currency futures and currency forwards for hedging purposes. Treasury futures with economic characteristics similar to fixed income instruments will be included as investments that satisfy the Fund’s 80% policy discussed above.

“Investment-grade” securities are securities that are rated by at least one major rating agency in one of its top four rating categories, or, if unrated, that are determined by the Adviser to be of similar quality, at the time of purchase. The Fund will seek to enhance yield by investing up to a combined 60% of its assets in fixed income securities rated below investment grade (also known as “high yield securities” or “junk bonds”), emerging market debt securities, including both sovereign and corporate issues, and securities denominated in foreign currencies.

The Adviser expects that the Fund’s average duration will range between 20% shorter and 20% longer than that of the Barclays US Aggregate Index.

In selecting fixed income instruments for the Fund, the Adviser employs an active management style which bases purchase and sale decisions on fundamental, macro-economic analysis of underlying global economic fundamentals which drive the performance of each sector and region. (“Principal Strategy”);

WHEREAS, the Sub-Adviser has the capabilities to provide all day-to-day management of the Strategic Enhanced Yield Fund and execute on the Principal Strategy;

WHEREAS, the Adviser desires to delegate to the Sub-Adviser, and Sub-Adviser wishes to accept such delegation of, investment advisory services on a sub-advisory basis for the Strategic Enhanced Yield Fund to be managed pursuant to the Principal Strategy;

NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the Adviser and the Sub-Adviser agree as follows:

1.            Appointment as Sub-Adviser and Authority.

Under the terms and subject to the conditions of this Agreement and in accordance with and subject to the Advisory Agreement, the Adviser hereby appoints the Sub-Adviser to provide investment advisory services to the Strategic Enhanced Yield Fund on a sub-advisory basis, as more fully described herein (the “Services”) subject to the supervision and direction of the board of trustees of the Trust (the “Board”) and the Adviser. The Sub-Adviser hereby accepts such engagement and agrees to furnish such Services on the terms and in exchange for the compensation described herein.

The Sub-Adviser is for all purposes of this Agreement, an independent contractor and shall, except as expressly provided or authorized by the Board or the Adviser, have no authority to act for or represent the Trust or the Adviser in any way or otherwise be deemed an agent of the Trust or the Adviser.

2.            Obligations of and Services to be Provided by the Sub-Adviser.

(a)          Investment Advice. The Sub-Adviser shall formulate and implement a continuous investment program for the Strategic Enhanced Yield Fund, consistent with the Principal Strategy and investment objectives and policies of the Strategic Enhanced Yield Fund as agreed between the Adviser and Sub-Adviser, and in connection with such ongoing investment advice shall furnish the Adviser such factual information, research reports and investment recommendations as the Adviser may reasonably request. Such information may include written and oral reports and analyses.

(b)          Transactions. The Sub-Adviser shall provide execution services for the Strategic Enhanced Yield Fund pursuant to the Principal Strategy, including the identification of market trends pointing to investments that may achieve the Principal Strategy and the buying/selling of the same. In carrying out its obligations, the Sub-Adviser shall coordinate and cooperate with the Adviser and other service providers to the Strategic Enhanced Yield Fund. Furthermore, to carry out such obligations, the Sub-Adviser shall, subject to the limitations in this section, exercise full discretion and act for the Strategic Enhanced Yield Fund in the same manner and with the same force and effect as the Adviser might or could do with respect to purchases, sales, and other transactions involving accomplishing the Principal Strategy, as well as with respect to all other such activities necessary or incidental to the furtherance or conduct of such purchases, sales, or other transactions. The Sub-Adviser shall be permitted to direct the transfer cash from the Strategic Enhanced Yield Fund only in association with making investments anticipated to achieve the Principal Strategy and shall, upon written instructions from the Adviser, effect such portfolio transactions for the Strategic Enhanced Yield Fund as the Adviser may from time to time direct. No reference in this Agreement to the Sub-Adviser having full discretionary authority over the Strategic Enhanced Yield Fund’s investments pursuant to the Principal Strategy shall in any way limit the right of the Adviser or the Board, each in its sole and absolute discretion, to establish or revise policies in connection with the management of the Strategic Enhanced Yield Fund’s assets, from time to time and upon written notice to the Sub-Adviser, or otherwise to exercise its right to control the overall management of the Strategic Enhanced Yield Fund’s assets.

In connection with the purchase and sale of securities for the Strategic Enhanced Yield Fund, the Sub-Adviser shall arrange for the transmission to the Adviser (or its designee) on a daily basis, to be no later than 1:00 p.m. CST on trade date + 1 (T+1) such confirmation, standing instructions and other documents as may be necessary to enable them to perform their administrative responsibilities with respect to the Strategic Enhanced Yield Fund.

The Sub-Adviser will place or cause to be placed orders for the Strategic Enhanced Yield Fund either directly with the issuer or with any broker or dealer and, in placing orders with brokers and dealers, the Sub-Adviser will attempt to obtain prompt execution of orders in an effective manner at the most favorable price. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Sub-Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Adviser with research advice and other services. In no instance will portfolio securities be purchased from or sold to Cavanal Hill Distributors, BOK Financial Securities, Inc., Cavanal Hill Investment Management, Inc., Lavaca Capital, LLC, or any affiliated person (as defined in the 1940 Act) of the Trust or the identified entities, except as permitted in the 1940 Act.

(c)          Information and Reports: The Sub-Adviser shall comply with all reasonable requests of the Adviser and the Board for information regarding the Services provided to the Strategic Enhanced Yield Fund and shall render such reasonable reports evaluations, information or analyses to the Adviser and to the Board concerning the Services provided to the Strategic Enhanced Yield Fund and its performance in such reasonable form and at such reasonable intervals as the Adviser or the Board may from time to time require or as the Sub-Adviser may deem to be desirable.

(d)          Books and Records. The Sub-Adviser shall not be responsible for the provision of administrative, bookkeeping, or accounting services to the Strategic Enhanced Yield Fund, except as otherwise provided herein or as may be reasonably necessary for the Sub-Adviser to supply to the Adviser or the Strategic Enhanced Yield Fund the information required to be supplied under this Agreement. The Sub-Adviser shall maintain on behalf of the Trust records with respect to customary matters (e.g., trade information, account statements, etc.,) pertaining to the Strategic Enhanced Yield Fund’s assets advised by the Sub-Adviser relating to its responsibilities provided hereunder with respect to the Strategic Enhanced Yield Fund, and shall preserve such records for the periods and in the manner prescribed by applicable law. The records maintained by the Sub-Adviser pursuant to this Section 2(d) are the property of the Trust and shall be delivered to the Adviser upon request and at the termination of this Agreement. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

(e)          Standard of Care. The Sub-Adviser shall exercise good faith and due care and shall under no circumstances discharge its obligations hereunder in a manner that is inferior to the procedures and standard of care employed by it for any other account for which the Sub-Adviser or any of its affiliates discharges obligations (either alone or in conjunction with others) similar to those undertaken by the Sub-Adviser hereunder. The Sub-Adviser’s allocation of time and staff resources between the Strategic Enhanced Yield Fund and other accounts under management shall be at Sub-Adviser’s sole discretion, and variances in time and resources between accounts shall not be determinative in deciding whether any particular accounts (including the Strategic Enhanced Yield Fund) under management have been favored or disfavored.

(f)           Compliance with the Law and Trust Documents. The Sub-Adviser shall materially comply with all applicable laws, including rules and regulations of the SEC, in providing Services to the Strategic Enhanced Yield Fund. Services shall at all times be subject to (i) the applicable provisions of the Trust’s Declaration of Trust, Bylaws, and the current Registration Statement (Prospectus, Statement of Additional Information and Part C), (ii) the investment objectives, policies and restrictions applicable to the Strategic Enhanced Yield Fund (iii) resolutions of the Board and (iv) any undertakings with state or other regulatory authorities which are provided to the Sub-Adviser. The Sub-Adviser shall maintain compliance procedures for the Strategic Enhanced Yield Fund that it reasonably believes are adequate to ensure the Strategic Enhanced Yield Fund’s compliance with the foregoing, the overall investment program, and applicable law.

(g)          Confidentiality. The Sub-Adviser will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present, or potential shareholders of the Trust learned by, or disclosed to, the Adviser in the course of its performance of its responsibilities and duties under the Agreement, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Investment Adviser may be exposed to civil, regulatory or criminal sanctions for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

The Adviser will treat confidentially and as proprietary information of the Sub-Adviser, including, but not limited to, investment approaches, trading history, trading systems or programs, mathematical models, simulated results, simulation software, price or research databases, other research, algorithms, numerical techniques, analytical results, technical data, strategies and methodologies, business methods, trade secrets, internal marketing materials or memoranda, corporate policies, supervisory and risk control techniques and procedures, fee and compensation structures, trader trial programs, client and investor lists and information and contact lists, knowledge of facilities, and any books research and analysis that is disclosed to the Adviser by the Sub-Adviser, unless required to do so by applicable law, any regulatory body or valid legal process.

(h)         Notice Required. The Sub-Adviser shall promptly notify the Adviser of (i) any financial condition that is likely in the commercially reasonable judgment of Sub-Adviser to impair the Sub-Adviser’s ability to fulfill its commitment under this Agreement, (ii) any termination or resignation of senior (key) personnel and (iii) any legal or regulatory action against the Sub-Adviser involving the affairs of the Strategic Enhanced Yield Fund or non-compliance by the Sub-Adviser with federal or state securities laws.

3.            Compensation.

For the Services provided and the expenses assumed pursuant to this Agreement, the Adviser will pay the Sub-Adviser and the Sub-Adviser will accept as full compensation therefor, a monthly Fee equal to: 20 bps of the monthly 50 bps management fee payable to the Adviser by the Strategic Enhanced Yield Fund under the Advisory Agreement for the applicable month (“Management Fee”). If in any fiscal year the aggregate expenses of the Strategic Enhanced Yield Fund exceed any applicable expense limitation imposed by any state or federal securities laws or regulations, and the Adviser waives all or a portion of its management fee or reimburses the Strategic Enhanced Yield Fund for expenses to the extent required to satisfy such limitation, the Fee paid to the Sub-Adviser will be reduced by 20 bps of the amount of such waivers or reimbursements. If the Sub-Adviser fees are reduced in accordance with the preceding sentence to reflect such waivers or reimbursements and the Adviser subsequently recovers all or any portion of such waivers or reimbursements, then the Sub-Adviser shall be entitled to receive from the Adviser a proportionate share of the amount recovered. The Adviser shall pay the amount of such Management Fee to the Sub-Adviser monthly in arrears no later than ten (10) calendar days from the end of the applicable month for which such Management Fee is due.

If the Management Fee payable to the Sub-Adviser begins to accrue after the beginning of any month or if this Agreement terminates before the end of any month, the Management Fee shall be prorated by multiplying the total Management Fee that would have been due for such calendar month by a fraction, the numerator of which is the number of days in the calendar month during which the Sub-Adviser managed the assets, and the denominator of which is the total number of days in the calendar month. For purposes of calculating fees, the value of the Strategic Enhanced Yield Fund's net assets shall be computed in the manner specified in the Prospectus.

4.            Expenses.

During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement (including the salaries and fees of all personnel of the Sub-Adviser performing Services for the Strategic Enhanced Yield Fund and/or relating to the Services provided to the Strategic Enhanced Yield Fund including research, statistical analysis, reporting and investment activities) other than the cost of securities (including brokerage commissions or other transaction charges, if any) purchased or otherwise acquired, sold or otherwise disposed of for the Strategic Enhanced Yield Fund or all fees and expenses specific to the Strategic Enhanced Yield Fund (e.g. custodial fees). The Trust will be responsible for all of the Trust's expenses and liabilities.

5.            Delivery of Documents to the Adviser.

(a)          Documents Provided. The Sub-Adviser has furnished the Adviser with copies of each of the following documents:

(i)	The Sub-Adviser’s current Form ADV, Part 1, Part 2, and Part 3, and any amendments thereto, if applicable;

(ii)	Separate lists of individuals whom the Sub-Adviser wishes to have authorized to give written and/or oral instructions to the Trusts Custodian and Transfer Agent;

(iii)	The Code of Ethics of the Sub-Adviser as currently in effect; and

(iv)	The Sub-Adviser’s compliance policies and procedures adopted pursuant to Rule 206(4)-7 under the Advisers Act.

(b)          Ongoing Obligation. The Sub-Adviser will provide to the Adviser in a reasonable time (i) copies of all material amendments of or supplements to the foregoing (not to exceed 60 days), if any and (ii) such other documents relating to the Services under this Agreement as the Adviser may reasonably request.

6.            Services to Other Companies or Accounts. The services of the Sub-Adviser to the Adviser are not to be deemed to be exclusive, the Sub-Adviser being free to render services to others and engage in other activities and may render different services to other clients and accounts during the term of this Agreement and may utilize the same or different systems, strategies, programs, methods, policies, and guidelines in connection therewith, the results of which may differ from the results achieved for the Strategic Enhanced Yield Fund; provided, however, that such other services and activities do not, during the term of this Agreement, interfere, in a material manner, with the Sub-Adviser’s ability to meet all of its obligations hereunder.

7.            Limitation of Liability. The Sub-Adviser shall not be liable to the Strategic Enhanced Yield Fund, the Adviser, the Trust or any of their employees, officers, controlling persons or affiliates (each, an Adviser Indemnitee”), for any losses, claims, damages, costs, liabilities, or litigation (including legal and other expenses) (collectively, “Losses”) incurred or suffered by an Adviser Indemnitee as a result of any error of judgment or mistake of law by the Sub-Adviser with respect to the Strategic Enhanced Yield Fund or in connection with the performance of this Agreement, except a Loss resulting from a breach of fiduciary duty under the 1940 Act with respect to the receipt of compensation for services or a Loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. In no case shall the Sub-Adviser be liable for actions taken or non-actions with respect to the performance of Services based upon specific information, instructions, or requests given or made to the Sub-Adviser by the Adviser or an officer of the Trust thereunto duly authorized.

8.            Duration and Termination of Agreement; Amendments.

(a)          Duration. Subject to prior termination as provided in subparagraph (b) of this section 8, this Agreement shall continue in force until December 27, 2024 and thereafter for successive periods of twelve months, but only so long as the continuance after such period shall be specifically approved at least annually by vote of the Trust’s Board of Trustees, including a majority of independent trustees, or by vote of a majority of the outstanding voting securities of the Strategic Enhanced Yield Fund.

(b)          Termination. Either the Adviser, the Trust or the Sub-Adviser may, at any time on sixty (60) days’ prior written notice to the other parties, terminate this Agreement, without payment of any penalty, or by vote of a majority of the Strategic Enhanced Yield Fund’s outstanding voting securities. This Agreement shall terminate automatically in the event of its assignment or on the effective date of termination of the Advisory Agreement.

(c)          Amendment. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any modification shall be subject to the provisions of Section 15 of the 1940 Act, as modified by or interpreted by any applicable order or orders of the Securities and Exchange Commission (the “Commission”) or any rules or regulations adopted by, or interpretative releases or no-action letters of, the Commission or its staff, including the approval of a majority of independent trustees.

9.            Miscellaneous.

(a)          Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without giving effect to the choice of laws provisions thereof.

(b)          Interpretation. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement is to be interpreted in accordance with the 1940 Act as now in effect or as hereafter amended, and subject to such orders or no-action letters as may be granted by the SEC or its staff.

(c)          Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

(d)          Massachusetts Business Trust. The names “Cavanal Hill Funds” and “Trustees of Cavanal Hill Funds” refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated as of October 1, 1987 to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of “Cavanal Hill Funds” entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

IN WITNESS WHEREOF the parties hereto have caused this instrument to be signed in their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date written above.

CAVANAL HILL INVESTMENT MANAGEMENT, INC.

By:
[Name]
[Title]

LM CAPITAL GROUP, LLC

By:
[Name]
[Title]